UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

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J & J SNACK FOODS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 17, 2015

TO OUR SHAREHOLDERS:

The annual Meeting of Shareholders of J & J SNACK FOODS CORP. will be held on Tuesday, February 17, 2015 at 10:00 A.M., E.S.T., at The Crowne Plaza, 2349 West Marlton Pike (Route 70), Cherry Hill, New Jersey 08002 for the following purpose:

1.     To elect one director;

2.     To have an advisory vote on the approval of compensation of the Company’s executive officers; and

3.     To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof;

The Board of Directors has fixed December 19, 2014 as the record date for the determination of shareholders entitled to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A SELF-ADDRESSED, STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors /s/ Dennis G. Moore Dennis G. Moore, Secretary

January 6, 2015

i

ABOUT THE MEETING

Why did you send me this proxy statement?

We sent this proxy statement and the enclosed proxy card to you because our Board of Directors is soliciting your proxy to vote at the 2015 Annual Meeting of Shareholders. This proxy statement summarizes information concerning the matters to be presented at the meeting and related information that will help you make an informed vote at the meeting. This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about January 6, 2015.

When is the annual meeting?

The annual meeting will be held on Tuesday, February 17, 2015 at 10:00 a.m., EST, at The Crowne Plaza, 2349 West Marlton Pike (Route 70), Cherry Hill, New Jersey.

What am I voting on?

At the annual meeting, you will be voting:

●	To elect one director for a five-year term;

●	On an advisory vote on approval of the compensation of executives; and

●	Any other matter, if any, as may properly come before the meeting and any adjournment or postponement of the annual meeting.

How do you recommend that I vote on these items?

The Board of Directors recommends that you vote:

●	FOR the director nominee.

●	FOR the advisory resolution approving executive compensation

Who is entitled to vote?

You may vote if you owned our common shares as of the close of business on December 19, 2014, the record date for the annual meeting. On the record date there were 18,676,727 shares of Common Stock outstanding.

Who pays expenses related to the proxy solicitation?

The expenses of the proxy solicitation will be borne by J & J Snack Foods Corp. (“J & J” or the “Company”). In addition to solicitation by mail, proxies may be solicited in person or by telephone by directors, officers or employees of J & J and its subsidiaries without additional compensation. J & J may engage the services of a proxy-soliciting firm. J & J is required to pay the reasonable expenses incurred by record holders of J & J common stock, no par value (“Common Stock”), who are brokers, dealers, banks or voting trustees, or their nominees, for mailing proxy material and annual shareholder reports to the beneficial owners of Common Stock they hold of record, upon request of such recordholders.

How many votes are needed to elect a director?

Pursuant to the New Jersey Business Corporation Act (the “NJBCA”), the election of directors will be determined by a plurality vote and the one (1) nominee receiving the most “FOR” votes will be elected. Approval of any other proposal will require the affirmative vote of a majority of the votes cast on the proposal.

What constitutes a quorum?

The holders of a majority of the aggregate outstanding shares of Common Stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting and at any postponement or adjournment of the Annual Meeting. Pursuant to the NJBCA, abstentions and broker non-votes (described below) will be counted for the purpose of determining whether a quorum is present.

What is the effect of abstentions and broker non-votes?

Under the NJBCA, abstentions, or a withholding of authority, or broker non-votes, are not counted as votes cast and, therefore, will have no effect on any proposal at the Annual Meeting. Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the applicable stock exchange or other organization of which they are members. Members of the New York Stock Exchange (“NYSE”) are permitted to vote their clients’ shares in their own discretion as to certain “routine” matters if the clients have not timely furnished voting instructions prior to the Annual Meeting. The election of directors is not considered a routine matter. When a broker votes a client’s shares on some but not all of the proposals at a meeting, the omitted votes are referred to as “broker non-votes.”

How do I vote my shares?

If you are a registered shareholder (that is, if your stock is registered in your name), you may attend the Annual Meeting and vote in person, or vote by proxy. To vote by mail - mark, sign and date your proxy card and return such card in the postage-paid envelope J & J has provided you.

If you hold your shares in street name (that is, if you hold your shares through a broker, bank or other holder of record), you will receive a voting instruction form from your broker, bank or other holder of record. This form will explain which voting options are available to you. If you want to vote in person at the annual meeting, you must obtain an additional proxy card from your broker, bank or other holder of record authorizing you to vote. You must bring this proxy card to the meeting.

J & J encourages you to vote your shares for matters to be covered at the Annual Meeting.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card but do not indicate how you want your shares voted, the persons named in the enclosed proxy will vote your shares of Common Stock:

●	“for” the election of the nominee for director; and
●

with respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote the proxies in their discretion in accordance with their best judgment and in the manner they believe to be in the best interest of J & J.

Can I change my vote after submitting my proxy?

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. If you are a shareholder of record, you may revoke your proxy by:

●	submitting a later-dated proxy by mail; or

●	attending the Annual Meeting and voting in person. Your attendance alone will not revoke your proxy. You must also vote in person at the Annual Meeting.

If you hold your shares in street name, you must contact your broker, bank or other nominee regarding how to change your vote.

Can shareholders speak or ask questions at the Annual Meeting?

Yes. J & J encourages shareholders to ask questions or to voice their views. J & J also wishes to assure order and efficiency for all attending shareholders. Accordingly, the Chairman of the Annual Meeting will have sole authority to make any determinations on the conduct of the Annual Meeting, including time allotted for each shareholder inquiry or similar rules to maintain order. Such determination by the Chairman of the Annual Meeting will be final, conclusive and binding. Anyone who is disruptive or refuses to comply with such rules of order will be excused from the Annual Meeting.

Can I attend the Annual Meeting?

Shareholders are encouraged to personally attend the annual Meeting whether or not you utilize proxy voting. If your shares are registered in street name, your method of voting is described above.

PROPOSAL ONE

INFORMATION CONCERNING NOMINEE FOR ELECTION TO BOARD

One (1) director is expected to be elected at the Annual Meeting to serve on the Board of Directors of J & J until the expiration of his term as indicated below and until his successor is elected and has qualified.

The following table sets forth information concerning J & J’s nominee for election to the Board of Directors. If the nominee becomes unable or for good cause will not serve, the persons named in the enclosed form of proxy will vote in accordance with their best judgment for the election of such substitute nominee as shall be designated by the Board of Directors. The Board of Directors of J & J expects the nominee to be willing and able to serve.

			Year of
			Expiration of
Name	Age	Position	Term as Director
Gerald B. Shreiber	73	Chairman of the Board	2020
		Chief Executive Officer
		Director

INFORMATION CONCERNING CONTINUING

DIRECTORS AND NAMED EXECUTIVE OFFICERS

			Year of Expiration of
Name	Age	Position	Term as Director
Sidney R. Brown	57	Director	2018
Peter G. Stanley	72	Director	2016
Dennis G. Moore	59	Senior Vice-President, Chief	2017
		Financial Officer, Secretary,
		Treasurer and Director
Vincent Melchiorre	54	Director	2019
Daniel Fachner	54	President, The ICEE Company	--

Robert M. Radano	65	Senior Vice President, Chief	--
		Operating Officer

Gerard G. Law	40	Senior Vice President,	--
		Assistant to the President

Gerald B. Shreiber is the founder of the Company and has served as its Chairman of the Board, President, and Chief Executive Officer since its inception in 1971. In addition to his leadership skills as Chief Executive Officer, Mr. Shreiber has a broad range of experience in production, marketing and finance. Also, he has a deep understanding of J & J’s business and its industry. If reelected his term will expire in 2020.

Sidney R. Brown is the Chief Executive Officer and a Shareholder of NFI Industries, Inc., a comprehensive provider of freight transportation, warehousing, third party logistics, contract manufacturing and real estate development. He is Chairman of the Board of Directors of Sun National Bank, a national bank operating in New Jersey, Delaware and Pennsylvania. He is also a Trustee of FS Energy and Power Fund, a specialty finance company that invests primarily in income-oriented securities of private energy-related companies. In addition he is a Trustee of Cooper Health Systems, a non-profit provider of health services in Southern New Jersey. He became a director of the Company in 2003. Mr. Brown has management experience in running a private company and experience in executing strategic acquisitions. He has broad experience in freight transportation. He also has a strong background in sales, marketing and finance.

Vincent Melchiorre is Senior Vice President of Bimbo Bakeries USA since October 2010. From June 2007 to September 2010, Mr. Melchiorre was employed by J & J Snack Foods Corp. as Senior Vice President – Food Group. From May 2006 to June 2007 he was Senior Vice President, Bread and Roll business, George Weston Foods; from January 2003 to April 2006 he was Senior Vice President, Sales and Marketing at Tasty Baking Company and from June 1982 to December 2002 he was employed by Campbell Soup Company in various capacities, most recently as Vice President of Marketing of Pepperidge Farm. These experiences provide Mr. Melchiorre with an extensive knowledge of the food business and marketing and manufacturing issues related thereto. In addition he has had leadership roles in finance and information technology. Mr. Melchiorre became a director in August 2013.

Dennis G. Moore joined the Company in 1984, and has served in various capacities since that time. He was named Chief Financial Officer in 1992 and was elected to the Board of Directors in 1995.

Peter G. Stanley became a director in 1983. Since November 1999 he is the Chairman of the Board of Emerging Growth Equities, Ltd., an investment banking firm. Mr. Stanley is also a director of FSIC III which is a specialty finance company that invests primarily in the debt securities of private U.S. middle-market companies. Mr. Stanley brings to the Board experience as a commercial and investment banker, with knowledge of strategic acquisitions and corporate finance. He provides the Board with strong financial skills and chairs our Audit Committee.

Daniel Fachner has been an employee of The ICEE Company since 1979 and became its President in August 1997.

Robert M. Radano joined the Company in 1972 and in May 1996 was named Chief Operating Officer of the Company.

Gerard Law joined the Company in 1992. He served in various manufacturing and sales management capacities prior to becoming Senior Vice President, Western Operations in 2009. He was named to his present position in 2011 in which he has responsibility for marketing, research and development and overseeing a number of the manufacturing facilities of J & J.

The Board recommends that you vote “FOR” the election of the nominee.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

J & J is a Company incorporated under the laws of the State of New Jersey. In accordance with New Jersey law and J & J’s By-laws, the Board of Directors has responsibility for overseeing the conduct of J & J’s business. J & J has established a Code of Business, Conduct and Ethics which is applicable to all directors, officers and employees of the Company. In addition, the Company has adopted a Code of Ethics for Chief Executive and Senior Financial Officers. Copies of these codes are available on the Company’s website.

Director Independence

The rules of NASDAQ require that a majority of the Company’s Board of Directors and the Members of the Audit Committee, Compensation Committee and the Nominating/ Governance Committee meet its independence criteria. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company. The Board considers all relevant facts and circumstances of which it is aware in making an independence determination.

Based on the NASDAQ guidelines the Board has determined that each of the following directors is independent: Sidney R. Brown, Vincent Melchiorre and Peter G. Stanley. Neither Mr. Stanley nor Mr. Melchiorre has a business, financial, family or other type of relationship with J & J. Mr. Brown’s company, NFI Industries, provided transportation services to the Company totaling approximately $840,000 in fiscal 2014.

Board Meetings

During the fiscal year the Board of Directors held four regularly scheduled meetings. Each Director attended at least 75% of the total meetings of the Board of Directors and the Committees on which he served.

Annual Meeting Attendance

It has been longstanding practice of the Company for all Directors to attend the Annual Meeting of Shareholders. All Directors attended the 2014 Annual Meeting.

Executive Sessions of Independent Directors

The Independent Directors meet in executive sessions without management present before or after regularly scheduled Board meetings. In addition, the Independent Directors meet at least once annually with the Chief Executive Officer at which time succession issues are discussed.

Director Stock Ownership Guidelines

The Board has established stock ownership guidelines for the non-employee directors. Within two years of election as a director, the director must attain and hold 3000 shares of J & J’s Common Stock. All current non-employee directors meet this guideline.

Board Leadership

The Board has reviewed and discussed the leadership structure. Mr. Shreiber serves as both principal executive officer and chairman of the board. Mr. Shreiber is the founder of the Company and has been its Chief Executive Officer and Chairman since its inception. He currently beneficially owns 20% of the Company’s stock and may be deemed to be its controlling shareholder. It is Mr. Shreiber’s position, which is shared by the Board, that a controlling shareholder, who is active in the business, as Mr. Shreiber has been for over the last 43 years, should hold both roles.

Board Committees

In order to fulfill its responsibilities, the Board has delegated certain authority to its committees. There are three standing committees: (i) Audit Committee, (ii) Compensation Committee and (iii) Nominating/Governance Committee. Each Committee has its own Charter which is reviewed annually by each committee to assure ongoing compliance with applicable law and sound governance practices. Committee charters may be found on our website at www.jjsnack.com under the “Investor Relations” tab and then under “Corporate Governance”. Paper copies are available at no cost by written request to Dennis G. Moore, Corporate Secretary, J & J Snack Foods Corp., 6000 Central Highway, Pennsauken, New Jersey 08109.

The Audit Committee

The Audit Committee is comprised of directors Stanley (Chairman), Brown and Melchiorre, each of whom qualifies as an independent director and meets the other requirements to serve on the Audit Committee under rules of the NASDAQ Stock Market. The principal functions of the Audit Committee include, but are not limited to, (i) the oversight of the accounting and financial reporting processes of the Company and its internal control over financial reporting; (ii) the oversight of the quality and integrity of the Company’s financial statements and the independent audit thereof; and (iii) the approval, prior to the engagement of, the Company’s independent auditors and, in connection therewith, to review and evaluate the qualifications, independence and performance of the Company’s independent auditors. The Audit Committee convened six (6) times during the 2014 fiscal year.

The Audit Committee currently does not have an Audit Committee Financial Expert, as such term is defined in Section 407 of the Sarbanes-Oxley Act of 2002. The Audit Committee believes that the background and experience of its members allow them to perform their duties as members of the Audit Committee. This background and experience includes a former banker and current investment banker who regularly reviews financial statements of companies, a Chief Executive Officer of a substantial private company with financial oversight responsibilities who also is the Chairman of the Board of a National Bank, and a businessman who has had substantial financial oversight responsibilities with food companies.

The Compensation Committee

The Compensation Committee is comprised of directors Brown (Chairman), Melchiorre and Stanley, each of whom qualifies as an independent director under the rule of the NASDAQ Stock Market, as non-employee directors under Rule 16b-3 of the Securities Exchange Act of 1934, and as outside director under Section 162(m) of the Internal Revenue Service. The Committee has responsibility for the following:

●

Annually review and determine the compensation of the CEO and other officers without the CEO being present during the voting or deliberations of the compensation committee with respect to his or her compensation.

●	Review and approve compensation paid to family members of officers and directors.

●	Determine the Company’s policy with respect to the application of Internal Revenue Code Section 162(m).

●	Approve the form of employment contracts, severance arrangements, change in control provisions and other compensatory arrangements with officers.

●	Approve cash incentives and deferred compensation plans for officers (including any modification to such plans) and oversee the performance objectives and funding for executive incentive plans.

●	Approve compensation programs and grants involving the use of the Company’s stock and other equity securities, including the administration of the Stock Option Plan.

●	Prepare an annual report on executive compensation for inclusion in the Company’s proxy statement for each annual meeting of shareholders in accordance with applicable rules and regulations.

●	Retain or obtain the advice of a compensation consultant, legal counsel or other advisor.

●	Have direct responsibility for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel and other advisor retained by the Compensation Committee.

●	Monitor compliance with legal prohibitions on loans to directors and officers of the Company.

●	Review the Committee’s performance annually.

●	Review and reassess the adequacy of the Committee’s Charter annually and recommend to the Board any appropriate changes.

●	Perform such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board.

The Compensation Committee held one (1) meeting during fiscal 2014

The Nominating Committee

The Nominating and Corporate Governance Committee is comprised of directors Melchiorre (Chairman), Brown and Stanley, each of whom qualifies as an independent director under rules of the NASDAQ Stock Market. This Committee’s primary responsibilities are to (1) make recommendations to the Board of Directors regarding composition of the Board and committees of the Board, (2) identify individuals qualified to become Board members and recommend to the Board qualified individuals to be nominated for election or appointed to the Board, (3) develop a succession plan for the Company’s Chief Executive Officer and (4) develop corporate governance guidelines applicable to the Company. The Committee will consider nominees for directors recommended by stockholders. Any stockholder may recommend a prospective nominee for the Committee’s consideration by submitting in writing to the Company’s Secretary (at the Company’s address set forth above) the prospective nominee’s name and qualifications. The Nominating and Corporate Governance Committee held one (l) meeting during fiscal 2014 The Nominating Committee has not adopted a policy with regard to the consideration of diversity in identifying director nominees.

Shareholder Proposals and Nominations

Any stockholder who wishes to submit a proposal to be voted on or to nominate a person for election to the Board of Directors at the Company’s annual meeting of stockholders in 2016 must notify the Company’s Secretary (at the Company’s address set forth above) no earlier than August 15, 2015 and no later than September 16, 2015 (unless the date of the 2016 annual meeting is more than 30 days before or more than 60 days after February 17, 2016, in which case the notice of proposal must be received by the later of October 31, 2015 or the tenth day following the day the Company publicly announces the date of the 2016 annual meeting). The notice of a proposal or nomination must also include certain information about the proposal or nominee and about the stockholder submitting the proposal or nomination, as required by the Company’s By-Laws, and must also meet the requirements of applicable securities laws. Proposals or nominations not meeting these requirements will not be presented at the annual meeting.

For more information regarding stockholder proposals or nominations, you may request a copy of the Bylaws from the Company’s Secretary at the Company’s address set forth below.

Communication with The Board

Shareholders, employees and others may contact any of the Company’s Directors by writing to them c/o J & J Snack Foods Corp., 6000 Central Highway, Pennsauken, New Jersey 08109.

Compliance With Section 16(A) of the Securities Exchange Act of 1934

Section 16(A) of the Securities Exchange Act of 1934 requires that the Company’s directors and executive officers, and persons who beneficially own more than ten percent of the Company’s Common Stock, file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations received by it from such directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten-percent beneficial owners were complied with during fiscal 2014.

The Role of the Board in Risk Oversight

In the normal course of its business, the Company is exposed to a variety of risks, including marketing and sales, financial reporting and control, information technology, employee matters and legal issues. The identification and understanding of the risks are important in the successful management of the Company. Key management is responsible for the day to day management of the business risks. The Board of Directors role in this area is limited to a review of matters raised by management.

Director Compensation

Each non-employee director then serving received on January 1, 2014 a payment of $82,500 (in Company stock or cash at the election of the director) as well as $750 per quarter as a retainer and $1,000 for attendance at each of the Company’s four quarterly Board meetings. In addition, the Chairman of the Audit Committee receives an annual fee of $10,000.

Non-Employee Director Compensation Table for Fiscal 2014

Fees Paid
in Cash
Directors at September 28, 2014	$
Sidney R. Brown	89,500
Peter G. Stanley	99,500
Vincent Melchiorre	89,500

BENEFICIAL OWNERSHIP OF SHARES

The following table sets forth information as of December 10, 2014 concerning (i) each person or group known to J & J to be the beneficial owner of more than 5% of Common Stock, (ii) each director of the Company, (iii) the Company’s Chief Executive Officer, the Chief Financial Officer and the three other most highly compensated executive officers (the “Named Executive Officers”) for the 2014 fiscal year, and (iv) the beneficial ownership of Common Stock by the Company’s directors and all Executive Officers as a group. Except as otherwise noted, each beneficial owner of the Common Stock listed below has sole investment and voting power.

	Shares Owned
Name and Address of Beneficial Owner	Beneficially (1)		Percent of Class

Directors, Nominees and Named Executive Officers
Gerald B. Shreiber	3,674,034	(2)	20%
6000 Central Highway
Pennsauken, NJ 08109
Sidney R. Brown	15,869		*
Vincent Melchiorre	3,000	(3)
Dennis G. Moore	82,952	(4)	*
Robert M. Radano	101,273	(4)	*
Peter G. Stanley	16,238	(3)	*
Daniel Fachner	27,459	(4)	*
Gerard Law	16,064	(4)	*
All executive officers and directors as a group (9 persons)	3,952,039	(5)	21%
Five percent Shareholders
Neuberger Berman LLC			6%
605 Third Avenue
New York, NY 10158

Black Rock Fund Advisors
400 Howard Street
San Francisco, CA 94105			6%

The Vanguard Group, Inc.
100 Vanguard Blvd.
Malvern, PA 19355-2331			5%

* Less than 1%

(1)

The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission and, accordingly, include securities owned by or for the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the right to acquire within 60 days of Record Date. The same shares may be beneficially owned by more than one person. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Includes 120,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days from the date of this Proxy Statement.
(3)	Owned jointly with spouse with shared voting.
(4)	Includes 7,500 shares of Common Stock issuable upon the exercise of options and exercisable within 60 days from the date of this Proxy Statement.
(5)	Includes 153,000 shares of Common Stock issuable upon the exercise of options granted to executive officers of J & J and exercisable within 60 days from the date of this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction: J & J Snack Foods Corp. manufactures nutritional snack foods and frozen beverages which it markets nationally to the food service and retail supermarket industries. Our compensation programs are designed to support our business goals and promote both short-term and long-term growth. This section of the proxy statement explains how our compensation programs are designed and operate in practice with respect to our Named Executive officers. Our Named Executive Officers are the CEO, CFO and three most highly compensated executive officers in a particular year. The “Executive Compensation” section presents compensation earned by the Named Executive Officers.

Executive Compensation Objectives

Our executive compensation programs reflect our results-oriented corporate culture that rewards achievement of aggressive goals. Our compensation program for executive officers is designed to attract, retain, motivate and reward talented executives who will advance our strategic, operational and financial objectives and thereby enhance stockholder value.

The following principles are considered in setting compensation programs and pay levels:

●

Compensation and benefit programs offered by J & J should appropriately reflect the size and financial resources of our Company in order to maintain long-term viability. These programs should be increasingly market-based (rather than legacy) and competitive, without limiting our ability to adequately invest in our business. This approach supports our efforts to maintain a viable and sustainable enterprise for the future.

●

Compensation should reward Company and individual performance. Our programs should strive to deliver competitive compensation for exceptional individual and Company performance to companies with whom we compete for executive talent. The Compensation Committee reviews reports of compensation of 100 local Philadelphia companies.

●

Compensation of executive officers should be predominately performance-based. At higher levels in the Company, a greater proportion of an executive’s compensation should be linked to Company performance and stockholder returns. As discussed below, our performance is measured against financial and operational goals and objectives. We also place emphasis on relative performance with our competitor peer group.

●

The objectives of rewarding performance and retention should be balanced. In periods of temporary downturns in Company performance, particularly when driven by unanticipated industry events or customer decisions, our compensation programs should continue to ensure that high-achieving, marketable executives remain motivated and committed to J & J. This principle is essential to our effort to encourage our leaders to remain with J & J for long and productive careers.

●

Executive officers should be J & J stockholders. Stock ownership aligns our executive officers’ interest with those of our stockholders. They should be required to maintain ownership of J & J stock at a level appropriate for their position in the company. J & J’s long-term equity-based compensation program should facilitate stock ownership and link a portion of compensation to stock price appreciation.

Determining Compensation

The Compensation Committee’s process for determining compensation levels for executive officers differs depending upon the compensation element and the position of the individual being considered. For each executive officer other than the CEO; the Compensation Committee annually reviews each element of compensation described below in consultation with the CEO. A number of factors are considered in determining individual compensation level, including performance of the individual and the business unit or function under his or her leadership, the Company’s performance, and economic and business conditions affecting J & J at the time of the review. Management and external sources provide relevant information and analyses as the Compensation Committee deems appropriate. Competitive market data (compensation of 100 local Philadelphia Companies) is considered from time to time, but we need not set compensation levels at a targeted percentile or rely solely on such data to make compensation decisions. While substantially guided by the applicable performance metrics of our programs, the Compensation Committee retains authority to exercise its judgment when approving individual awards. The Committee does not engage in the benchmarking of total compensation or any material component thereof.

With respect to the CEO, the Compensation Committee meets to assess annual Company and individual performance. The Compensation Committee determines Mr. Shreiber’s base salary based on the factors the Compensation Committee, in its discretion, considers relevant and in the best interest of J & J. Mr. Shreiber’s bonus was determined by a formula approved by J & J’s stockholders. The Compensation Committee granted Mr. Shreiber the stock options in accordance with a formula set forth in the Stock Option Plan approved by the stockholders.

J & J’s policies are generally not to have employment contracts or change in control provisions for its executive officers. Its five named executive officers have an average of over 34 years service with the Company. None of these officers have employment contracts or change-in-control provisions. This substantial long-term commitment is also demonstrated in this group’s significant ownership of Company stock.

Annual Cash Incentive

The Annual Cash Incentive or Bonus for each Named Executive Officer is handled in a variety of ways. Certain executives are governed by various formula described below which have been developed over the years. The Compensation Committee reviews the formula annually and has determined that it is producing results that it considers fair and appropriate.

Gerald B. Shreiber - CEO. At our 2004 Annual Meeting, the Shareholders approved a bonus formula for Mr. Shreiber whereby he receives annually a bonus equal to 2.5 percent of the Company’s Net Earnings. This formula produced a bonus of $1,352,941 in fiscal year 2012, $1,609,533 in 2013 and $1,795,341 in fiscal 2014.

Dennis G. Moore’s, Senior Vice President and CFO, bonus is not determined by formula. In determining his bonus the Compensation Committee periodically reviews the pay for Chief Financial Officers included in the Philadelphia Business Journal report on the 100 largest public companies in the region. The Committee did not use this information to create any specific comparison groups or as a benchmarking tool when determining any specific individual’s compensation, including Mr. Moore. The Committee also considers the recommendation of the CEO and the annual results of the Company.

Robert Radano’s, Senior Vice President and COO, has a target bonus of 50% to 70% of his base compensation. His bonus is based upon the performance of the Food Service operation in both New Jersey and California as well as the performance of Hom/Ade Foods and Uptown Bakeries. The Committee does not use a specific formula in considering the above factors. The committee also considers the recommendation of the CEO.

Daniel Fachner’s annual bonus is equal to two percent (2%) of the earnings before taxes and foreign currency adjustments for the ICEE Company.

Gerard Law’s annual bonus is subjective and based upon his performance of the varying duties to which he is assigned from time to time.

Long-Term Incentives

Long-term incentive compensation is designed to:

•     align executive officer and stockholder interests;

•     facilitate stock ownership among executive officers;

•      reward achievement of long-term performance goals; and

•      provide incentives for executive retention;

The Compensation Committee’s decision to limit the use of long term compensation to the stock options described below is because the Named Executive Officers have already accumulated substantial stock ownership over their long periods of service. As a result compensation of the Named Executive Officers is primarily current compensation. The Compensation Committee did not consider any other forms of long-term incentives since its opinion is that the stock option grants are sufficient long-term incentives.

The terms of the long-term incentive awards granted to Named Executive Officers are described in the narrative to Summary Compensation Table and Grants of Plan-Based Awards table. In accordance with the Stock Option Plan, Mr. Shreiber’s options are granted at the end of the Company’s fiscal year. With the exception of options granted to recently hired employees at time of hire or to employees hired in connection with an acquisition, stock options have usually been granted annually. On November 19, 2013 the Board issued options to various employees at that date’s closing price.

Benefits

Our Named Executive Officers participate in the full range of benefit and retirement plans provided to all salaried employees. These include health and welfare benefits, our 401(K) plan and our Stock Purchase Plan.

Perquisites

J & J provides a limited number of perquisites, to its Named Executive Officers. The most significant of these perquisites is the use of a Company automobile. Mr. Fachner is provided with an allowance to defray the cost of his Country Club membership, and Mr. Law receives reimbursement for tuition for attending an M.B.A. program at Drexel University.

Tax and Accounting Considerations

Deductibility of Executive Compensation. In general, the compensation awarded to our Named Executive Officers will be taxable to the executive and will give rise to a corresponding corporate deduction at the time the compensation is paid. Section 162(m) of the Internal Revenue Code (Code) generally denies a federal income tax deduction for certain compensation in excess of $1 million per year paid to the chief executive officer or the named executive officers. During 2014 our CEO received compensation in excess of $1 million. However, his bonus was pursuant to a formula approved by the stockholders and therefore exempt from the Section 162(m) limitations on deductibility.

Although deductibility of compensation is preferred, tax deductibility is not a primary objective of our compensation programs. We believe that achieving our compensation objectives set forth above is more important than the benefit of tax deductibility. We reserve the right to maintain flexibility in how we compensate our executive officers, which may result in limiting the deductibility of amounts of compensation from time to time.

Accounting for Stock-Based Compensation. Stock-based compensation expense for all share-based payment awards is based on the grant date fair value.

Policy on Claw Backs

The Company does not have any policy providing for the recovery of awards or payments if the relevant performance measures upon which they are based are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. However, the Company is reviewing adopting such a policy but is awaiting the promulgation of SEC regulations with respect to claw backs.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors

Sidney R. Brown, Chairman

Vincent Melchiorre

Peter G. Stanley

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table summarizes compensation paid or earned for the three fiscal years ended September 27, 2014 for the Company’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers (the “Named Executive Officers”).

Name and Principal Position	Year	Salary $	Bonus $	Option Awards ($) (1)	All Other Compensation $ (2)	Total $
Gerald B. Shreiber Chairman of the Board Chief Executive Officer Director	2014 2013 2012	825,000 800,000 789,904	1,795,341 1,609,533 1,352,941	562,800 566,000 400,800	10,206 10,206 10,544	3,193,347 2,985,739 2,554,189

Robert M. Radano Senior Vice President Chief Operating Officer	2014 2013 2012	370,803 357,400 359,181	200,000 190,000 170,000	106,540 ---- 100,875	7,930 8,934 10,488	685,273 556,334 640,544

Dennis G. Moore Senior Vice President Chief Financial Officer Secretary Treasurer Director	2014 2013 2012	390,753 379,806 375,778	270,000 260,000 247,000	106,540 ---- 100,875	15,913 12,933 9,696	783,206 652,739 733,349

Daniel Fachner President The ICEE Company	2014 2013 2012	366,509 353,262 352,260	444,715 463,187 437,377	106,540 ---- 100,875	20,801 16,666 21,788	938,565 833,115 912,300

Gerard Law Senior Vice President, Assistant to the President	2014 2013 2012	277,693 257,692 241,923	190,000 170,000 120,000	106,540 ---- 100,875	34,901 32,401 10,754	609,134 460,093 473,552

_______________________

(1)

The value of the option awards equals their grant date fair value as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of the option awards in this column, please refer to Note A.13 to the financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended September 27, 2014.

(2)	Includes use of Company automobiles, 401(k) match, membership fees at a local country club for Mr. Fachner and tuition reimbursements for Mr. Law.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ___$___	Option Expiration Date
Name
Gerald B. Shreiber	12/15/05 09/30/06 09/28/07 09/29/08 09/27/10 09/24/11 09/29/12 09/27/13 09/26/14	20,000 20,000 20,000 20,000 20,000 20,000	20,000 20,000 20,000	29.78 31.10 34.82 34.17 41.75 47.59 57.33 80.79 94.24	12/14/15 09/29/16 09/27/17 09/28/18 09/26/20 09/23/21 09/28/22 09/26/23 09/25/24

Robert M. Radano	07/25/11 08/30/12 11/19/13	7,500	7,500 5,250	51.14 57.99 81.67	07/24/16 08/28/17 11/18/18

Dennis G. Moore	07/25/11 08/30/12 11/19/13	7,500	7,500 5,250	51.14 57.99 81.67	07/24/16 08/28/17 11/18/18

Daniel Fachner	07/25/11 08/30/12 11/19/13	7,500	7,500 5,250	51.14 57.99 81.67	07/24/16 08/28/17 11/18/18

Gerard Law	07/25/11 08/30/12 11/19/13	7,500	7,500 5,250	51.14 57.99 81.67	07/24/16 08/28/17 11/18/18

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2014

Long term awards granted in fiscal 2014 to the Named Executive officers are shown in the following table.

Name	Grant Date	Number of Securities Underlying Options (1) #	Exercise or Base Price of Option Awards (2) $	Grant Date Fair Value of Option Awards (3) $

Gerald B. Shreiber	09/26/14	20,000	94.24	562,800
Robert Radano	11/19/13	5,250	81.67	106,540
Gerard Law	11/19/13	5,250	81.67	106,540
Dennis Moore	11/19/13	5,250	81.67	106,540
Daniel Fachner	11/19/13	5,250	81.67	106,540

___________

(1)	This column shows the number of stock options granted in fiscal 2014 to each Named Executive Officer. These options are not exercisable until three years after the date of grant.
(2)	This column shows the exercise price for options granted in fiscal 2014 to each Named Executive Officer, which was the closing price of J & J’s common Stock on the date the options were granted.
(3)

The value of the option awards equals their grant date fair value as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation of the option awards in this column, please refer to Note A.13 to the financial statements included as part of our Annual Report on Form 10-K for the fiscal year ended September 27, 2014.

OPTION EXERCISES

The following table provides information on stock options exercised by the Named Executive Officers during fiscal year 2014.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)
Gerald B. Shreiber	20,000	1,486,124
Dennis G. Moore	2,696	138,304
Gerard Law	2,696	148,835

TRANSACTIONS WITH RELATED PERSONS

The Compensation Committee is required to approve the compensation payable to officers and directors and to family member of officers and directors. The Company’s Code of Business Conduct and Ethics applies to all officers, directors and employees of the Company. This code requires that if any director or executive officer or their family members or friends seek to provide goods or services to the Company or has or will have any transaction that is expected to exceed $120,000, they must notify the Company’s Chief Financial Officer, who reviews the proposed transaction and notifies the Nominating and Corporate Governance Committee for review and action as it sees fit.

The Charter of the Nominating and Corporate Governance Committee provides that the Committee shall review the material terms of the transaction including the approximate dollar amount, and the material facts and the related persons direct or indirect interest in, or relationship to, the transaction. In determining whether to approve or ratify a transaction, the Committee is directed to consider, among other factors it may deem appropriate, whether the transaction was or will be on terms no less favorable that those generally available to an unaffiliated third party under the same or similar circumstances. No director may participate in the discussion or approval of a transaction in which he or she, or a member of his or her immediate family, has a direct or indirect interest.

The Committee’s Charter provides that it is deemed to have approved any transaction, even if exceeding $120,000, in which a related person’s only interest is as a holder of the Company’s stock, and all holders received or will receive proportional benefits (such as the payment of regular quarterly dividends).

The directors and executive officers annually complete a proxy questionnaire in which they are asked to describe any transactions they or their immediate family have with the company in an amount that exceeds $120,000.

CERTAIN TRANSACTIONS

Robyn Shreiber, daughter of Gerald B. Shreiber, is Vice President, National Account Sales of J & J Snack Foods Sales Corp., a subsidiary of J & J. During fiscal 2014 she received $229,934 in total compensation. Frank Shreiber, brother of Gerald B. Shreiber, is Director of Purchasing. During fiscal 2014, he received $157,742 in total compensation.

POTENTIAL PAYMENT UPON TERMINATION OR CHANGE IN CONTROL

The Company does not have any Agreements to provide payment or benefits to any Named Executive Officer upon termination or change-in-control.

REPORT OF THE AUDIT COMMITTEE

The primary purpose of the Audit Committee is to oversee the Company’s accounting and financial reporting process and the audits of the Company’s financial statements, as further detailed in the Committee’s Charter attached as Exhibit B to the Proxy Statement for the 2005 Annual Meeting.

The Company’s management is responsible for the integrity of the Company’s financial statements, as well as its accounting and financial reporting process and internal controls for compliance with applicable accounting standards, laws and regulations. The Company’s independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”), is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and expressing an opinion in its report on those financial statements.

The Audit Committee is responsible for monitoring and reviewing these processes, as well as the independence and performance of the Company’s independent registered public accounting firm. The Audit Committee does not conduct auditing or accounting reviews or procedures. The Audit Committee has relied on management’s representation that the financial statements have been prepared with integrity and in conformity with generally accepted accounting procedures in the U.S. and on the registered public accounting firm representations included in its report on the Company’s financial statements. The Company’s independent registered public accounting firm also audited and discussed with the Audit Committee the Company’s internal control over financial reporting.

The Audit Committee reviewed and discussed with management the Company’s audited financial statements for fiscal year 2014. The Committee discussed with the Company’s registered public accounting firm, Grant Thornton, the matters required to be discussed by the Codification of Statements on Auditing Standards 61, Communication with Audit Committees (as modified or supplemented). In addition, the Audit Committee discussed with Grant Thornton its independence from the Company, and considered whether the providing of non-audit services to the Company by Grant Thornton is compatible with maintaining Grant Thornton’s independence.

Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 27, 2014.

Peter G. Stanley (Chairman)

Sidney R. Brown

Vincent Melchiorre

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

It is contemplated that Grant Thornton LLP (“Grant Thornton”) will be selected to serve as the Company’s independent registered public accountants for fiscal year 2015. Grant Thornton also served as the Company’s independent accountants for fiscal year 2014. A representative of Grant Thornton is expected to attend the Annual Meeting, will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions from stockholders.

Audit Fees

The following aggregate fees were billed to the Company in each of the last two fiscal years for professional services rendered by Grant Thornton for the audit of the Company’s annual financial statements and services that are normally provided by Grant Thornton in connection with statutory and regulatory filings or engagements for those fiscal years:

Fiscal Year 2014	$796,000
Fiscal Year 2013	$709,000

Audit-Related Fees

The following aggregate fees were billed to the Company in each of the last two fiscal years for (1) financial accounting and reporting services, and (2) acquisition-related services, in each case rendered by Grant Thornton and that were reasonably related to the performance of the audit or review of the Company’s financial statements but are not included in the audit fees reported above:

Fiscal Year 2014	$26,000
Fiscal Year 2013	$23,000

Tax Fees

The following aggregate fees were billed to the Company in each of the last two fiscal years for U.S. Federal, state and local tax planning, advice and compliance services, international tax planning, advice and compliance services:

Fiscal Year 2014	$216,000
Fiscal Year 2013	$189,000

Audit Committee Policies and Procedures on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has adopted policies and procedures requiring that the Company obtain the Committee’s pre-approval of all audit and permissible non-audit services to be provided by Grant Thornton as the Company’s independent accountants. Pre-approval is generally granted on a fiscal year basis, is detailed as to the particular service or category of services to be provided and is granted after consideration of the estimated fees for each service or category of service. Actual fees and any changes to estimated fees for preapproved services are reported to the Committee on a quarterly basis.

Other Matters

The Audit Committee of the Board of Directors has considered whether the provision of tax services described above is compatible with maintaining the independence of the Company’s principal accountant. The Audit Committee has approved the performance of these services by Grant Thornton LLP.

PROPOSAL 2

ADVISORY VOTE ON APPROVAL OF
THE COMPENSATION OF EXECUTIVES

The Dodd-Frank Wall Street Reform and Consumer Protection Act mandates that as part of their annual proxy vote companies conduct a separate vote to approve the compensation of executives named in the Executive Compensation Summary Compensation Table. Information about the Company’s current compensation of its executive officers is contained in the sections of this proxy entitled Compensation Discussion and Analysis and Executive Compensation Summary Compensation Table. According to the Dodd-Frank Act, this vote by the shareholders on approval of executive compensation is non-binding on the Company’s Board of Directors. At the 2010 Annual Meeting, the Company’s shareholders, in advisory votes, approved the 2010 compensation of executives and voted that this approval be held on a yearly basis. Based on this vote, the Board of Directors decided to submit to the shareholders on a yearly basis, the advisory vote on the compensation of Executives.

The Board of Directors recommends that you vote for FOR the following advisory (non-binding) shareholder resolution approving executive compensation.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

OTHER MATTERS

The Company is not presently aware of any matters (other than procedural matters) which will be brought before the Meeting which are not reflected in the attached Notice of the Meeting. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (i) matters which the Company does not know, a reasonable time before the proxy solicitation, are to be presented at the Meeting; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee named in this Proxy Statement is unable to serve or for good cause will not serve; (iv) any proposal omitted from this Proxy Statement and the form of proxy pursuant to Rules l4a 8 or l4a 9 under the Securities Exchange Act of 1934; and (v) matters incident to the conduct of the Meeting. In conjunction with such matters, the persons named in the enclosed proxy will vote in accordance with their best judgment.

ANNUAL REPORT TO SHAREHOLDERS AND FORM 10-K

This Proxy Statement is accompanied by the Company’s Annual Report to Shareholders for fiscal 2014.

EACH PERSON SOLICITED HEREUNDER CAN OBTAIN A COPY OF J & J’S ANNUAL REPORT ON FORM 10-K FOR FISCAL 2014 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED SEPTEMBER 27, 2014, WITHOUT CHARGE, BY SENDING A WRITTEN REQUEST TO J & J SNACK FOODS CORP., 6000 CENTRAL HIGHWAY, PENNSAUKEN, NEW JERSEY 08109, ATTENTION: DENNIS G. MOORE.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to Be Held on February 17, 2015.

●	The proxy statement and annual report to security holders are available at www.jjsfannualreport.com.

By Order of the Board of Directors,
/s/ Dennis G. Moore
Dennis G. Moore, Secretary

ANNUAL MEETING OF SHAREHOLDERS OF

J & J SNACK FOODS CORP.

February 17, 2015

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at www.jjsfannualreport.com

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

10030000000000000000 3 021715

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Director:

☐ FOR THE NOMINEE

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

NOMINEE:
Gerald B. Shreiber

	FOR	AGAINST	ABSTAIN
2. Advisory vote on Approval of the Company's Executive Compensation Programs	☐	☐	☐

Receipt of J & J's Annual Report to Shareholders and Notice of Annual Meeting of Shareholders and Proxy Statement dated January 6, 2015 is hereby acknowledged

Please date and sign this proxy and return it promptly in the enclosed postage paid envelope.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

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